AMENDED AND RESTATED

                         ARTICLES OF INCORPORATION

                                     OF

                        SOUVALL-PAGE AND COMPANY, INC.


     The undersigned directors of the corporation under the Utah Revised Business Corporation Act do hereby adopt the following Amended and Restated Articles of Incorporation for such corporation:

                                  ARTICLE I

                              Name

      The name of this corporation is "Souvall-Page and Company, Inc."

                           ARTICLE II

                            Duration

      The duration of this corporation is perpetual.

                          ARTICLES III

                            Purposes

     The purpose of purposes for which this corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

                          ARTICLE IV

                             Stock

     The aggregate number of shares that the corporation shall have authority to issue is 60,000,000 shares, divided into two classes, 50,000,000 shares of common stock of no par value and 10,000,000 shares of preferred stock of no par value. The Board of Directors has the right to set the series, classes, rights, privileges and preferences of the preferred or any class or series thereof, by amendment hereto, without shareholder approval.

     All of the outstanding common stock, regardless of any prior name or designation, shall now be known as "common stock" as authorized in these Amended and Restated Articles of Incorporation, without further exchange or reclassification.

                           ARTICLE V

                       Board Amendments

     The Board of Directors, without the approval of the shareholders, may amend the Articles of Incorporation to change the name of the corporation to any name that conforms with any business or industry that the Board of Directors determines that the corporation should engage in or which conforms with the name or names of any properties, businesses or companies acquired by the corporation. This provision shall not otherwise limit the authority of the Board of Directors to amend the Articles of Incorporation in any manner that is provided in the Utah Revised Business Corporation Act, or as hereafter amended.

                           ARTICLE VI

                       Shareholder Rights

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of stock of this corporation; nor shall shareholders be entitled to vote cumulatively in the election of directors of the corporation or for any other purpose.

                          ARTICLE VII

      Common Directors - Transactions Between Corporations

     No contract or other transaction between this corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors and they authorize, approve or ratify such contract or transaction by vote or written consent; or (b) the contract or transaction is fair and reasonable to the corporation.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies any such contract or transaction.

                          ARTICLE VIII

                        INDEMNIFICATION

      The corporation shall, to the fullest extent permitted by the Utah Revised Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           ARTICLE IX

           WRITTEN CONSENT TO ACTION BY SHAREHOLDERS

     Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

                           ARTICLE X

      RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES

     The Board of Directors, without the consent of shareholders, may adopt any re-capitalization affecting the outstanding securities of the corporation by effecting a forward or reverse split of all of the outstanding securities of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the corporation.

     IN WITNESS WHEREOF, the duly authorized officers of the corporation have signed these Amended and Restated Articles of Incorporation under penalty of perjury, on the dates indicated below.


Date:  5/30/06                        /s/ David C. Merrell
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                              David C. Merrell, President

Date:  5/30/06                        /s/ Todd D. Ross
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                              Todd D. Ross, Secretary/Treasurer